Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of Global
X Funds

In planning and performing our audit of the financial statements of the Global X Silver Miners
ETF, Global X Gold Explorers ETF, Global X Copper
Miners ETF, Global X Uranium ETF, Global X Lithium
ETF, Global X Fertilizers/Potash ETF, Global X China
Consumer ETF, Global X China Energy ETF, Global X
China Financials ETF, Global X China Industrials
ETF, Global X China Materials ETF, Global X NASDAQ
China Technology ETF, Global X Southeast Asia ETF,
Global X FTSE Andean 40 ETF, Global X MSCI Colombia
ETF, Global X Brazil Mid Cap ETF, Global X Brazil
Consumer ETF, Global X MSCI Argentina ETF, Global X
MSCI Greece ETF, Global X MSCI Norway ETF, Global X
FTSE Nordic Region ETF, Global X MSCI Nigeria ETF,
Global X Next Emerging & Frontier ETF, Global X MSCI
Portugal ETF, Global X MSCI Pakistan ETF, Global X
SuperDividend ETF, Global X SuperDividend U.S. ETF,
Global X MSCI SuperDividend Emerging Markets ETF,
Global X SuperDividend REIT ETF, Global X
SuperIncome Preferred ETF, Global X Social Media
Index ETF, Global X JPMorgan Efficiente Index ETF,
Global X JPMorgan US Sector Rotator Index ETF,
Global X Permanent ETF, Global X Guru Index ETF,
Global X Guru Activist Index ETF, Global X Guru
International Index ETF, Global X Scientific Beta US
ETF, Global X Scientific Beta Europe ETF, Global X
Scientific Beta Japan ETF, Global X Scientific Beta
Asia ex-Japan ETF, Global X YieldCo Index ETF and
Global X S&P 500 Catholic Values ETF (forty-three of the series constituting Global X Funds, hereafter referred to as the Funds) as of and for the period ended October 31, 2016, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.



A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of the
Funds annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Funds internal
control over financial reporting and
its operation, including controls over
safeguarding securities, that we
consider to be material weaknesses as
defined above as of October 31, 2016.

This report is intended solely for
the information and use of management
and the Board of Trustees of Global X
Funds and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.


Pricewaterhouse Coopers LLP
Philadelphia, PA
December 22, 2016